Exhibit 10.2

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, dated October 6, 2021 (this “Amendment”), is entered into by and among 1847 Cabinet Inc., a Delaware corporation (the “Buyer”), High Mountain Door & Trim, Inc., a Nevada corporation (“High Mountain”), Sierra Homes, LLC, a Nevada limited liability company (“Sierra Homes” and together with High Mountain, each a “Company” and collectively, the “Companies”), and the other parties set forth on the signature page hereto (each a “Seller” and, collectively, the “Sellers”). Each of the Buyer, the Companies and the Sellers are sometimes referred to in this Amendment individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Parties have previously entered into that certain Securities Purchase Agreement, dated as of September 23, 2021 (the “Securities Purchase Agreement”).

B. The Parties desire to amend the Securities Purchase Agreement as set forth herein.

C. Pursuant to Section 8.3 of the Securities Purchase Agreement, the Securities Purchase Agreement may be amended by the Parties only by an instrument in writing signed on behalf of the Buyer, the Companies and the Sellers.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement, as applicable.

2. Amendments. The Securities Purchase Agreement is hereby amended as set forth below:

A. The definition of “Net Working Capital Target” is hereby amended to mean $2,663,136.

B. The first sentence of Section 2.1(b) is hereby amended and restated in its entirety to read as follows:

“(b) Purchase Price. The aggregate purchase price for the Securities shall be Fifteen Million Nine Hundred Thirteen Thousand One Hundred Thirty-Six Dollars ($15,913,136) (the “Purchase Price”), subject to any adjustments pursuant to Section 2.2 and Section 2.3 hereof, and consisting of: (i) Ten Million Six Hundred Eighty Seven Thousand Five Hundred Dollars ($10,687,500) in cash (the “Cash Portion”), and (ii) the Seller Notes (as defined below) in the aggregate principal amount of Five Million Two Hundred Twenty-Five Thousand Six Hundred Thirty-Six Dollars ($5,225,636) (the “Aggregate Principal Amount).

C. The first sentence of Section 2.2(a)(i) is hereby amended and restated in its entirety to read as follows:

“(i) Estimated Net Working Capital. Prior to the Closing, the Sellers shall deliver to the Buyer a statement setting forth the Sellers’ good faith estimate of the Net Working Capital as of September 30, 2021 or as of the Closing Date, which statement shall contain: (x) an unaudited combined balance sheet of the Companies (the “Adjustment Balance Sheet”) as of August 31, 2021; (y) a calculation of the Sellers’ good faith estimate of the Net Working Capital as of September 30, 2021 or as of the Closing Date (the “Estimated Net Working Capital Statement”); and (z) a certificate of the Sellers stating that the Adjustment Balance Sheet was prepared in accordance with the Company Accounting Principles.

D. Exhibit A (Schedule of Sellers & Allocations) to the Securities Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A to this Amendment. On and after the date of this Amendment, each reference in the Securities Purchase Agreement to “Exhibit A” and each reference to the “Exhibit A” in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Securities Purchase Agreement, will mean and be a reference to the Exhibit A attached to this Amendment.

3. Effect of Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the Securities Purchase Agreement are and shall continue in full force and effect. On and after the date hereof, each reference in the Securities Purchase Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Securities Purchase Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Securities Purchase Agreement, will mean and be a reference to the Securities Purchase Agreement as amended by this Amendment.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the Laws of the State of Nevada, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first above written.

BUYER:

1847 CABINET INC.

By:	/s/ Kenneth Yuan
Name:	Kenneth Yuan
Title:	Chief Executive Officer

COMPANIES:

HIGH MOUNTAIN DOOR & TRIM, INC.

By:	/s/ Steven J. Parkey
Name:	Steven J. Parkey
Title:	President

SIERRA HOMES, LLC

By:	/s/ Steven J. Parkey
Name:	Steven J. Parkey
Title:	Managing Member

By:	/s/ Jose D. Garcia-Rendon
Name:	Jose D. Garcia-Rendon
Title:	Managing Member

SELLERS:

/s/ Steven J. Parkey
Steven J. Parkey

/s/ Jose D. Garcia-Rendon
Jose D. Garcia-Rendon

EXHIBIT A

Schedule of Sellers & Allocations

Aggregate Purchase Price between High Mountain Securities & Sierra Homes Securities:

All Securities of High Mountain Door & Trim, Inc.	All Securities of Sierra Homes, LLC	Aggregate Purchase Price for All Securities
$8,000,000	$7,913,136	$15,913,136

Aggregate Purchase Price Per Seller:

Name and Address of Seller	High Mountain Door & Trim, Inc.	Sierra Homes, LLC	Cash Portion of Purchase Price	Principal Amount of Seller Note	Aggregate Purchase Price Per Seller
Steven J. Parkey	500 shares of common stock constituting 50% of the issued and outstanding common stock of High Mountain	50% of the membership interests of Sierra Homes constituting 50% of the issued and outstanding equity interests in Sierra Homes	$5,343,750	$2,612,818	$7,956,568
Jose D. Garcia-Rendon	500 shares of common stock constituting 50% of the issued and outstanding common stock of High Mountain	50% of the membership interests of Sierra Homes constituting 50% of the issued and outstanding equity interests in Sierra Homes	$5,343,750	$2,612,818	$7,956,568
Aggregate Total Purchase Price					$15,913,136

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